Exhibit 5.1

October 5, 2021

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Analog Devices, Inc., a Massachusetts corporation (the “Company”), in connection with the offer and sale of (i) $500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due October 1, 2024 (the “2024 Notes”), (ii) $750,000,000 aggregate principal amount of the Company’s 1.700% Sustainability-Linked Senior Notes due October 1, 2028 (the “2028 Notes”), (iii) $1,000,000,000 aggregate principal amount of the Company’s 2.100% Senior Notes due October 1, 2031 (the “2031 Notes”), (iv) $750,000,000 aggregate principal amount of the Company’s 2.800% Senior Notes due October 1, 2041 (the “2041 Notes”) and (v) $1,000,000,000 aggregate principal amount of the Company’s 2.950% Senior Notes due October 1, 2051 (the “2051 Notes” and, together with the 2024 Notes, the 2028 Notes, the 2031 Notes and the 2041 Notes, the “Notes”), pursuant to an underwriting agreement dated as of September 28, 2021 (the “Underwriting Agreement”) among the Company and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc, J.P. Morgan Securities LLC and BNP Paribas Securities Corp., as representatives of the several underwriters named in the Underwriting Agreement. The Notes will be issued pursuant to an Indenture dated as of June 3, 2013 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Supplemental Indenture dated as of October 5, 2021 (the “Indenture”).

As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s prospectus supplement dated September 28, 2021 (the “Prospectus Supplement”) to the prospectus dated September 24, 2021 (the “Base Prospectus”), each relating to the registration statement on Form S-3 (File No. 333-259782) (the “Registration Statement”) filed by the Company with the Commission on September 24, 2021.

We have examined and relied upon (i) corporate or other proceedings of the Company regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Notes, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the Prospectus Supplement, (v) the Underwriting Agreement and (vi) the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed with your permission without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (ii) the Indenture will be a valid and binding obligation of the Trustee, and (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Notes by the Trustee and that at the time of the issuance and sale of the Notes, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Notes.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts and the state laws of the State of New York.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Notes, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company; (ii) to the effect that rights and remedies are not exclusive, or that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any instrument or agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses; (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies; or (x) relating to choice of law or consent to jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when the Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about October 5, 2021, which Form 8-K will be incorporated by reference into the Registration Statement, and to the use of our name therein and in the related Base Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner